EXHIBIT 23


                  CONSENT AND OPINIONS OF INDEPENDENT AUDITORS


                         REPORT OF INDEPENDENT AUDITORS


   The Stockholders and The Board of Directors of Edison Control Corporation

   We have audited the statements of operations, stockholders' equity and cash flows of Edison Control Corporation for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Edison Control Corporation for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                      /s/Ernst & Young LLP


   MetroPark, New Jersey
   February 14, 1996

                         Consent of Independent Auditors

   We consent to the incorporation by reference in this Annual Report (Form 10-K) of Edison Control Corporation of our report dated February 14, 1996, with respect to the 1995 financial statements of Edison Control Corporation, included in the 1997 Annual Report to Shareholders of Edison Control Corporation.

   We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-41483) pertaining to Various Individual Employment and Stock Option Agreements of Edison Control Corporation of our report dated February 14, 1996, with respect to the 1995 financial statements of Edison Control Corporation included in the 1997 Annual Report to Shareholders of Edison Control Corporation.


                                      /s/Ernst & Young LLP

   MetroPark, New Jersey
   April 15, 1998

   INDEPENDENT AUDITORS' REPORT



   To the Board of Directors and Shareholders of Edison Control Corporation:


   We have audited the accompanying consolidated balance sheets of Edison Control Corporation and subsidiaries (the "Company") as of January 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended and the one-month transition period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the year ended December 31, 1995 were audited by other auditors whose report, dated February 14, 1996, expressed an unqualified opinion on those statements.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended and the one-month transition period ended January 31, 1996, in conformity with generally accepted accounting principles.



   /s/Deloitte & Touche LLP

   Deloitte & Touche LLP
   Milwaukee, Wisconsin
   April 2, 1998

   INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference on Form S-8 of Edison Control Corporation 1986 Stock Option Plan of our report dated April 2, 1998, incorporated by reference in the Annual Report on Form 10-K of Edison Control Corporation for the year ended January 31, 1998.



   /s/Deloitte & Touche LLP

   Deloitte & Touche LLP
   Milwaukee, Wisconsin
   April 16, 1998